UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2014

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	80-0534394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 413-1023

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously disclosed, on October 24, 2014 Access Midstream Partners, L.P. (“ACMP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Access Midstream Partners GP, L.L.C. ( the “ACMP General Partner”), Williams Partners L.P. (“WPZ”), Williams Partners GP LLC (the “WPZ General Partner”), and VHMS LLC (“Merger Sub”). Pursuant to the Merger Agreement, (1) Merger Sub, a direct wholly owned subsidiary of ACMP, will be merged with and into WPZ, with WPZ being the surviving limited partnership (the “Merger”), and (2) the WPZ General Partner will be merged with and into the ACMP General Partner, with the ACMP General Partner being the surviving limited liability company. As promptly as practicable following the satisfaction of specified conditions to closing set forth in the Merger Agreement, and prior to the effective time of the Merger, the ACMP General Partner will cause ACMP to effect a subdivision of (i) each common unit of ACMP (the “ACMP Common Units”) into 1.06152 ACMP Common Units and (ii) each Class B unit of ACMP (the “ACMP Class B Units” and together with the ACMP Common Units, the “ACMP Units”) into 1.06152 ACMP Class B Units (subject to customary adjustments) (the “ACMP Pre-Merger Unit Split”).

The closing of the Merger is conditioned upon, among other things, the adoption and effectiveness of an amendment (the “ACMP Partnership Agreement Amendment”) to the ACMP partnership agreement (the “Partnership Agreement”), pursuant to which certain provisions of the Partnership Agreement will be amended to account for the effects of the Merger. The Amendment will, among other things, (1) provide that certain proportionate adjustments to the minimum quarterly distribution, target distributions and arrearages otherwise required under Section 6.6 of the Partnership Agreement to be made in connection with a subdivision of ACMP Units will only be made in connection with the ACMP Pre-Merger Unit Split if the Merger does not occur and the Merger Agreement is terminated, (2) supplement the definition of “Operating Surplus” in the Partnership Agreement to include, beginning in the quarter in which the Merger is consummated (or the quarter immediately preceding the consummation of the Merger, if the Merger is consummated prior to the date of determination of Available Cash (as defined in the Partnership Agreement) with respect to such quarter) an amount equal to WPZ’s operating surplus immediately prior to the effective time of the Merger less the cumulative distribution of available cash to the WPZ General Partner and the WPZ limited partners from the operating surplus of WPZ and its subsidiaries immediately prior to the closing of the Merger, and (3) amend the definition of “Available Cash” in the Partnership Agreement such that, if the Merger is completed before the date of determination of available cash with respect to the quarter immediately preceding the completion of the Merger, the cash and cash equivalents of ACMP and its subsidiaries on hand on the date of determination of available cash with respect to such quarter will include the available cash of WPZ and its subsidiaries immediately prior to the closing of the Merger.

The approval and adoption of the ACMP Partnership Agreement Amendment requires the affirmative vote or consent of holders of at least a majority of the outstanding ACMP Units. Williams Gas Pipeline Company, LLC, which as of December 19, 2014 beneficially owned 88,940,056 ACMP Common Units and 12,930,367 ACMP Class B Units, together representing 50.004% of the outstanding ACMP Units, delivered on that date a written consent adopting and approving in all respects the ACMP Partnership Agreement Amendment (the “ACMP Partnership Agreement Amendment Written Consent”). As a result, no further action by any unitholder of ACMP is required under applicable law or otherwise to adopt the ACMP Partnership Agreement Amendment. Accordingly, ACMP will not solicit the vote of ACMP unitholders for the adoption of the ACMP Partnership Agreement Amendment and will not call a special meeting of the ACMP unitholders for purposes of voting on the adoption of the ACMP Partnership Agreement Amendment.

Pursuant to requirements under the federal securities laws, ACMP expects to deliver an information statement to ACMP unitholders with respect to the ACMP Partnership Agreement Written Consent, and the ACMP General Partner expects to adopt the ACMP Partnership Agreement Amendment at least 20 calendar days following the date on which such information statement is delivered to the ACMP unitholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C.,
its General Partner

By:	/s/ William Gault
William Gault
Assistant Secretary

DATED: December 23, 2014